Exhibit 10.4

AMENDMENT NUMBER 2
TO
PROMISSORY NOTE

AMENDMENT NUMBER 2 TO PROMISSORY NOTE, dated as of November 16, 2009 (this "Amendment"), between SHU KEUNG CHUI, a citizen of Hong Kong ("Payee"), and BUSINESS DEVELOPMENT SOLUTIONS, INC., a Delaware corporation (the "Company") (formerly known as AMCO TRANSPORT HOLDINGS, INC. ("AMCO")).

BACKGOUND

1.

The Company’s predecessor, ATLAS-REPUBLIC CORPORATION, a Colorado corporation ("Atlas") issued a Promissory Note on April 23, 2002 in favor of BESTWAT COACH EXPRESS INC., a New York corporation ("Bestway"), the then-controlling stockholder of Atlas, in the principal amount of $101,500 (as amended by the Amendment Number 1 to Promissory Note dated as of April 19, 2003, the "Note"). The Note bears an interest at the rate of 8% per annum and matures on September 30, 2004.

2.

In connection with and pursuant to the terms of certain stock purchase agreement dated as of November 19, 2004 by and among AMCO, Bestway and Payee, Bestway assigned all of its rights, title and interest in the Note to Payee.

NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the mutual agreements and covenants contained herein and in the Note, hereby agree to amend the Note as set forth below. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Note.

1.

Payment on Demand. The Note is a demand obligation without a set maturity date. The unpaid principal balance of the Note shall be paid on the date which is 30 days after the date of demand for payment by Payee together with any interest accrued thereon; provided, however, that the Note shall become immediately due and payable in the event of a change in control of the Company regardless of the structure of the transaction through which such change of control occurs.

2.

No Interest. The Note shall bear no interest effective as of and from the Effective Date (as defined below).

3.

Waiver. By executing this Amendment, Payee hereby expressly waives any portion of the interest that would have been accrued on the outstanding amount due under the Note at a higher rate prior to the date hereof.

4.

Note Remains in Force. Except as expressly set forth herein, this Amendment does not amend or modify any provision of the Note which shall continue to be of full force and effect as amended.

5.

Effectiveness; Counterparts. This Amendment shall take effect on and from December 1, 2009 (the "Effective Date") and shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute on and the same instrument. Facsimile execution and delivery of this Amendment is legal valid and binding execution and delivery for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY

BUSINESS DEVELOPMENT SOLUTIONS, INC.

By: /s/ Sam Yuen Yee Lau
       Sam Yuen Yee Lau
       Chief Financial Officer

PAYEE

SHU KEUNG CHUI

/s/ Shu Keung Chui
Shu Keung Chui